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                                                                   EXHIBIT 3.1jj


   ARTICLES OF
  INCORPORATION                            STATE OF LOUISIANA

       OF                                  PARISH OF EAST BATON ROUGE

 MONOCHEM, INC.




   BE IT KNOWN, That on this 21st day of March 1961,

   Personally came and appeared, before me, the undersigned, a Notary Public in and for the Parish and State aforesaid, therein presently residing, duly appointed, commissioned and qualified, the several subscribers hereto of full age of majority, who declared to me, Notary, in the presence of the undersigned competent witnesses, residing in the Parish and State aforesaid, that, availing themselves of the provisions of the Business Corporations Law (Title 12, Chapter 1, Louisiana Revised Statutes of 1950), they do hereby organize themselves, their successors and assigns, into a corporation in pursuance of said Law, under and in accordance with the following Articles of Incorporation, to-wit:


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                                   ARTICLE I

   The name of this corporation is Monochem, Inc.

                                   ARTICLE II

   The objects and purposes for which this corporation is organized, and the nature of the business and/or businesses to be carried on by it, are stated and declared to be as follows, to-wit: to acquire facilities and to operate them in performing conversion services solely for its shareholders, utilizing basic raw materials and fuel to be furnished by the shareholders, and in supplying to the shareholders, for their separate and independent uses, the outputs resulting from such conversion services, and in connection therewith:

   (1) To engage in and carry on any or all of the following activities:

       (a) the generating of steam from water and fuel,

       (b) the pumping of water from sources above or below ground and the transformation thereof into water, under the desired condi-


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     tions of temperature, pressure and purity, to enter water distribution mains,

       (c) the cooling and re-cooling of water,

       (d) the generating, transformation and/or distribution of electricity,

       (e) the seperation of air into oxygen in the desired state and purity and by-product nitrogen containing impurities,

       (f) the reaction of a mixture of oxygen and natural gas to form acetylene and by-products (including but not limited to "off-gas"), and the separation and purification of acetylene, and

       (g) the reaction of a mixture of acetylene and anhydrous hydrogen chloride to form vinyl chloride monomer and the purification thereof,

and to process, utilize, store, transport, transmit, distribute, supply to others, or otherwise dispose of any outputs, including by-products, resulting from any or all of said activities.

        (2) To buy, lease from others, or otherwise



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acquire, own, hold, use, consume, operate, or otherwise enjoy, sell, transfer, lease to others, or otherwise dispose of, or otherwise deal in or with respect to real and personal property of every description, including choses in action of every kind.

   (3) To enter into, make and perform contracts of every kind with any person, firm, association, partnership, trust, corporation, joint stock company or syndicate, or with the Government of the United States or any foreign government, or with any state, territory, county, parish, municipality or other political subdivision, or with any governmental agency.

   (4) Without limit as to amount, to borrow money for the purposes of the corporation, and to draw, make, accept, endorse, sell or discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and


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evidences of indebtedness, whether secured by mortgage, pledge or otherwise, and to secure the same by mortgage or pledge or otherwise of the whole or any part of the property of the corporation, either real or personal, so far as may be permitted under the laws of the State of Louisiana.

   (5) To do everything useful in, or incidental to, the accomplishment of the objects and purposes herein stated, as principal, agent, contractor, or otherwise, either alone or in association with others, to the same extent and as fully as could natural persons.

                                  ARTICLE III

   Its duration is ninety-nine (99) years from the date hereof.

                                   ARTICLE IV

   The location and post office address of its registered office is 11th Floor, Louisiana National Bank Building,


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Baton Rouge, Louisiana.

                                   ARTICLE V

   The full names and post office addresses of its registered agents are as follows:

   FULL NAMES                      POST OFFICE ADDRESSES
   ----------                      ---------------------------------------------
Charles Vernon Porter   )          11th Floor, Louisiana
                        :          National Bank Building,
Laurance W. Brooks      )          Baton Rouge, Louisiana


                                   ARTICLE VI

   The total authorised number of shares is one million five hundred one thousand (1,501,000) shares of a par value of one dollar ($1.00) each, of which five hundred (500) shares are Class A shares, five hundred (500) shares are Class B shares, and one million five hundred thousand (1,500,000) shares are Class C shares.

   In the event of the corporation's liquidation or dissolution, holders of Class A shares and holders of Class B shares shall be entitled to receive cash to the extent of the par value of the Class A shares and the Class B shares held by


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them before any payment in liquidation or dissolution is made in respect of any Class C shares, but holders of Class A shares and holders of Class B shares shall not be entitled to participate in any of the remaining proceeds of liquidation or dissolution if any Class C shares are issued and outstanding at the time of such liquidation or dissolution. Except with respect to the election of directors, the removal of a director, or the filling of a vacancy on the board of directors, holders of Class A shares and holders of Class B shares shall be entitled to one vote for each Class A share and one vote for each Class B share held by them. With respect to the election of Class A directors, the removal of a Class A director, or the filling of a vacancy in the office of Class A director, holders of Class A shares shall be entitled to one vote for each Class A share held by them, and holders of Class B shares shall be entitled to no vote whatever. With respect to the election of Class B directors, the removal of a Class B director, or the filling of a vacancy in the office of Class B director, holders of Class B shares shall be entitled to one vote for each Class B share held by them, and holders of Class A shares shall be entitled to no vote whatever. Except as


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otherwise provided in the two immediately preceding sentences, Class A shares and Class B shares shall be alike in all respects.

   In the event of the corporation's liquidation or dissolution, holders of Class C shares shall be entitled to receive, share for share, all the proceeds of liquidation or dissolution remaining after payment in cash of the par value of the Class A shares and the Class B shares to the holders thereof. Holders of Class C shares shall have no voting rights except as otherwise expressly provided by law.

   Without necessity of action by the shareholders, additional issues in respect of any authorized but unissued shares of any class may be made at such times, in such manner, and for such consideration not less than the par value thereof, as may be determined by the affirmative action of the entire board of directors. No shareholder shall have any preemptive rights.

                                  ARTICLE VII

   The amount of paid-in capital with which the corporation shall begin business is one thousand dollars


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($ 1,000.00), which will be paid in cash.

                                  ARTICLE VIII

    The names of the first directors, their post office addresses, their classifications, and their terms of office are as follows:

                                                                                               TERMS OF
NAMES                          POST OFFICE ADDRESSES                   CLASSIFICATIONS          OFFICE
------------------             ------------------------------          ------- -------       -------------
F.D.Chittenden   )             1230 Avenue of the                      Class A               (  One Year )
                 :
E.S.Ebers        )             Americas, New York 20,                  Class A               (     or    )
                 :
H.M.Kelton       )             New York                                Class A               (   Until   )

F.N.Taff                       c/o United States Rubber                Class A               (   Their   )
                               Company,Naugatuck
                               Chemical Division,
                               Elm Street, Naugatuck,
                               Connecticut

A.R.Marusi      )              350 Madison                             Class B               (Successors)
                :
W.R.Moffitt     )              Avenue                                  Class B               (Are Chosen)
                :
E.L.Noetzel     )              New York 17,                            Class B               (    and   )
                :
E.J.Sullivan    )              New York                                Class B               ( Qualified)




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   All the corporate powers shall be vested in, and the business and affairs of the corporation shall be managed by, a board of directors consisting of an even number of directors, not less than four, half of whom shall be Class A directors and the other half of whom shall be Class B directors.

   The President, the Executive Vice-President and the Treasurer shall be chosen from among the directors.

   For the term of office commencing in odd numbered years, the President and the Secretary shall be elected by the vote of a majority of the Class A directors, and the Executive Vice-President and the Treasurer shall be elected by the vote of a majority of the Class B directors. For the term of office commencing in even numbered years, the President and the Secretary shall be elected by the vote of a majority of the Class B directors, and the Executive Vice-President and the Treasurer shall be elected by the vote of a majority of the Class A directors.

   The board of directors, by the affirmative action of the entire board of directors, shall have authority to



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make and alter by-laws, including the right to make or alter by-laws fixing their number, qualifications or term of office, or fixing or increasing their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.

   Any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director.

                                   ARTICLE IX

   The full names and post office addresses of the incorporators, and a statement of the number and class of shares subscribed by each, are as follows:

                                                                                                         SHARES SUBSCRIBED
                                                                                                 ----------------------------------
  FULL NAMES                                     POST OFFICE ADDRESSES                              NUMBER                CLASS
  ----------                         -----------------------------------------------             -----------         ---------------
Charles Vernon Porter                                11th Floor,                                   250                   Class A

James R. Fuller                                  Louisiana National                                250                   Class A

Charles W. Phillips                             Bank Building, Baton                               250                   Class B

Laurance W. Brooks                                Rouge, Louisiana                                 250                   Class B



   THUS DONE AND SIGNED in my office, in duplicate originals, in the Parish and State aforesaid, on the day, month


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and year hereinabove set forth, in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.


WITNESSES:                                         INCORPORATORS:

/s/ Dorothy N. Meredith                            /s/ Charles Vernon Porter
 -----------------------------                     -----------------------------
Dorothy N. Meredith                                Charles Vernon Porter

/s/ Louise C. Whitman                              /s/ James R. Fuller
 -----------------------------                     -----------------------------
Louise C. Whitman                                  James R. Fuller

                                                   /s/ Charles W. Phillips
                                                   -----------------------------
                                                   Charles W. Phillips

                                                   /s/ Laurance W. Brooks
                                                   -----------------------------
                                                   Laurance W. Brooks


                                /s/ B. B. Taylor
                                -------------------------------
                                B. B. Taylor, Jr. NOTARY PUBLIC


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